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                                                                  Exhibit 10.9
                            TETRA TECHNOLOGIES, INC.
                           DIRECTOR STOCK OPTION PLAN

1. Purpose

      The purpose of the TETRA Technologies, Inc. Director Stock Option Plan ("Plan") is to enable TETRA Technologies, Inc. ("Company") to attract and retain qualified individuals to serve as directors of the Company and to align the interests of such individuals more closely with the interest of the Company's stockholders by facilitating their acquisition of shares of Common Stock.

2. Definitions

      Unless the context indicates otherwise, the following terms have the meanings set forth below:

      "Annual Grant Date" means January 1 of each year commencing with 1997.

      "Board" means the Board of Directors of the Company.

      "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

      "Director" means each member of the Board on the Grant Date who is not an employee of the Company or of a parent, subsidiary or affiliate of the Company.

      "Fair Market Value" means the closing price per share of the Common Stock on the date immediately preceding the Grant Date.

      "Grant Date" means the Annual Grant Date or Initial Grant Date, whichever is applicable.

      "Initial Grant Date" means May 24, 1996 or the date on which a Director is first elected as a member of the Board, if the Director is not a member of the Board on such date.

      "Option" means an option to purchase shares of Common Stock granted pursuant to the Plan.

      "Plan" means the TETRA Technologies, Inc. Director Stock Option Plan as set forth herein and as amended from time to time.

3. Common Stock Subject to the Plan

      The maximum aggregate number of shares of Common Stock with respect to which Options shall be granted from time to time under the Plan is 100,000. The Common Stock issued under the Plan may be either previously authorized but unissued shares or treasury shares acquired by the Company. In the event that all or part of any Option expires, lapses, is forfeited or otherwise terminates, any shares of Common Stock allocable to the terminated portion of such Option may again be made subject to an Option granted under the Plan.

4. Administration of the Plan

      The Plan shall be administered by the Board. The Board shall construe the Plan, prescribe and rescind rules and regulations relating to the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan, subject to the limitations of Section 11.

5. Automatic Grant of Options

      Subject to Section 7, each Director on his Initial Grant Date and on each Annual Grant Date thereafter shall receive a grant of an Option to purchase 6,000 shares of Common Stock.


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6. Terms of Options

      Upon the grant of each Option, the Company and each Director shall enter into an agreement specifying the purchase price and including or incorporating by reference the substance of all of the following provisions and such other provisions consistent with the Plan as the Board may determine.

            (a) The term of each Option shall be five years from its Grant Date, subject to its earlier termination in accordance with paragraph (f).

            (b) In no event shall an Option be exercisable prior to the first day that is six months after its Grant Date. Each Option shall be vested immediately on its Grant Date.

            (c) The purchase price of the shares of Common Stock subject to each Option shall be the Fair Market Value of the Common Stock on the Grant Date of the Option.

            (d) The purchase price of shares of Common Stock acquired pursuant to an Option shall be paid in full at the time the Option is exercised in cash or by delivery of shares of Common Stock or by a combination of cash and shares of Common Stock.

            (e) No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Director's lifetime only by the Director. If a Director dies, the person or persons (including his estate) to whom his rights under any Option shall have passed by will or by laws of descent and distribution shall be entitled to exercise the Option for a period of one year after the death of the Director (but only to the extent exercisable by the Director at the time of his death).

            (f) If a Director's membership on the Board terminates for any reason other than death, an Option held at the date of termination may be exercised in whole or in part (but only to the extent exercisable by the Director at the time of such termination) at any time within 90 days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate.

            (g) An Option may not be exercised for a fractional share. No Option may be exercised after the expiration of its term.

            (h) An Option shall be deemed to be exercised when (i) written notice of such exercise has been given to the Company in accordance with the terms of the agreement governing the Option by the person entitled to exercise the Option and (ii) full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued, except as provided in Section 7.

7. Proration of Grant

      A Director who first becomes a member of the Board after May 24, 1996 shall receive, on the first Annual Grant Date following the date on which he became a member of the Board, an Option to purchase the number of shares of Common Stock equal to the product of 6,000 and a fraction, the numerator of which is the number of days during the year preceding such Annual Grant Date that such Director served as a member of the Board and the denominator of which is 365.


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8. Anti-Dilution Adjustments

      In the event of a change in the capitalization of the Company due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate number of shares of Common Stock subject to the Plan, the terms of any outstanding Options and the number of shares to be automatically granted on the Grant Dates under the terms of the Plan shall be adjusted automatically to reflect such change.

9. Preemption by Applicable Laws and Regulations

      Anything in the Plan or any option agreement entered into pursuant to the Plan to the contrary notwithstanding, if any law, regulation or requirement of any governmental authority having jurisdiction over the Company shall require either the Company or the Director (or his beneficiary) to take any action in connection with any determination under the Plan or any issuance or other distribution of shares or the making of payment of such shares, the issuance or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

10. Effective Date and Duration of Plan

      The Plan was adopted by the Board of Directors of the Company on February 17, 1993 and amended effective May 24, 1996. The Plan became effective on December 31, 1992. Subject to Section 11, the Plan shall continue indefinitely.

11. Termination and Amendment

      The Board may suspend, terminate, modify or amend the Plan; provided that any amendment that would increase the aggregate number of shares of Common Stock which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company's stockholders; and provided further, that no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986 or regulations promulgated thereunder. No suspension, termination, modification or amendment of the Plan may terminate a Director's outstanding Options or materially adversely affect a Director's rights under such Options.

12. Director's Agreement

      If, in the opinion of counsel for the Company, at the time of the exercise of any Option it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the Director exercising the Option to agree to hold for investment any shares issued to the Director without intention to resell or distribute the same and for the Director to agree to dispose of such shares only in compliance with such laws and regulations, the Director shall be required, upon the request of the Company, to execute and deliver to the Company a further agreement to such effect.


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